Exhibit 5.1

633 West 5th Street, Suite 4000 Los Angeles, CA 90071

June 2, 2022

Allarity Therapeutics, Inc. 210 Broadway, Suite 201 Cambridge, MA 02139
Re:	Registration Statement on Form S-1

SEC File No.: 333-259484

Ladies and Gentlemen:

We act as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing and preparing of the Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2021, as subsequently amended by the Post-Effective Amendment No. 1 filed on June 2, 2022 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 13,426,181 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes Common Stock issuable upon the conversion of 20,000 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) and upon exercise of the a warrant (the “PIPE Warrant”) issued to 3i, LP, a Delaware limited liability company (“3i, LP”), issued pursuant to a Securities Purchase Agreement dated May 20, 2021, by and between the Company and 3i LP (the “Securities Purchase Agreement”).

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Certificate of Incorporation of the Company, as amended and as currently in effect (the “Certificate of Incorporation”), (iii) the Certificate of Designations of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”), (iv) the PIPE Warrant, (v) the amended and restated bylaws of the Company, as currently in effect (the “Bylaws”), (vi) the corporate minutes and other actions of the Company, (vii) the Securities Purchase Agreement, and (viii) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA
MARYLAND • MASSACHUSETTS • MINNESOTA • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA • OHIO
OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

June 2, 2022

In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the PIPE Warrant, when issued, sold and delivered against payment therefor pursuant to the Securities Purchase Agreement, in accordance with the Registration Statement, will constitute legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, and (ii) the Shares have been duly and validly authorized and, when issued by the Company upon the conversion of the Company’s Series A Preferred Stock against payment of the conversion price therefor and in accordance with the terms of the Series A Preferred Stock, and upon exercise of the PIPE Warrant against payment of the exercise price therefor and in accordance with the terms of PIPE Warrant, in accordance with the Securities Purchase Agreement will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed that at or prior to the time of the delivery of any Shares, the Registration Statement, including the post-effective amendment thereto, will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

LEWIS BRISBOIS BISGAARD & SMITH LLP www.lewisbrisbois.com

June 2, 2022

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP www.lewisbrisbois.com